UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

August 10, 2017
Date of Report (Date of earliest event reported)

Protective Life Corporation
(Exact name of registrant as specified in its charter)

Delaware	001-11339	95-2492236
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

2801 Highway 280 South
Birmingham, Alabama 35223
(Address of principal executive offices and zip code)

(205) 268-1000
(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CF 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01     Entry into a Material Definitive Agreement.

On August 10, 2017, Protective Life Corporation, a Delaware corporation (the “Company”), issued $500,000,000 aggregate principal amount of its 5.350% Subordinated Debentures due 2052 (the “Debentures”), in a private offering exempt from the registration requirements of the Securities Act of 1933, as amended (the “Offering”). The Debentures were issued under a Subordinated Indenture dated June 1, 1994 (the “Base Indenture”) between the Company and The Bank of New York Mellon Trust Company, N.A., as successor trustee (the “Trustee”), as supplemented by Supplemental Indenture No. 11, dated as of August 10, 2017 (“Supplemental Indenture No. 11,” and together with the Base Indenture, the “Indenture”).

The Debentures are unsecured, subordinated and rank junior in right of payment and upon the Company’s liquidation, junior to all of the Company’s existing and future senior indebtedness. The Debentures are structurally subordinated to all liabilities of the Company’s subsidiaries. The Debentures will bear interest at the rate of 5.350% per year, payable semi-annually in arrears on February 10 and August 10 of each year, commencing on February 10, 2018.
So long as no event of default with respect to the Debentures has occurred and is continuing, the Company has the right, on one or more occasions, to defer the payment of interest on the Debentures, as described in Supplemental Indenture No. 11, for up to five consecutive years without giving rise to an event of default. Deferred interest will accumulate additional interest at an annual rate equal to the annual interest rate then applicable to the Debentures, compounded semi-annually.
The Debentures will mature on August 10, 2052. However, the Company may redeem the Debentures, in whole but not in part, at any time prior to August 10, 2022, within 90 days of the occurrence of a “tax event” or a “rating agency event” at a redemption price equal to 100% of their then-outstanding principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. On or after August 10, 2022, the Company may redeem the Debentures, in whole at any time or in part from time to time, at a redemption price equal to 100% of their then outstanding principal amount, plus accrued and unpaid interest (including compounded interest, if any) to, but excluding, the redemption date.
The foregoing description of the Base Indenture, Supplemental Indenture No. 11 and the Debentures is qualified in its entirety by reference to the full text of such documents, which are attached hereto as Exhibits 4.1, 4.2 and 4.3 and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth in Item 1.01 is incorporated herein by reference.

Item 8.01     Other Events.

On August 10, 2017, Protective Life Corporation (the “Company”) called for redemption (i) all $150,000,000 in aggregate principal amount outstanding of its 6.00% Subordinated Debentures due September 1, 2042 issued on August 20, 2012, CUSIP 743674707 (the “6.00% Debentures”), and (ii) all $287,500,000 in aggregate principal amount outstanding of its 6.25% Subordinated Debentures due May 15, 2042 issued on May 18, 2012, CUSIP 743674608, including the additional $37.5 million in aggregate principle amount issued on May 30, 2012 to cover overallotments (the “6.25% Debentures”, and together with the 6.00% Debentures, the “2012 Debentures”). The 2012 Debentures will be redeemed on September 9, 2017 at a redemption price of 100% of the outstanding principal amount of such 2012 Debentures, plus accrued and unpaid interest to the date of redemption. The Company intends to fund the redemption of the 2012 Debentures from proceeds from the Offering.

The redemption of the 2012 Debentures will be made only by means of a call notice by the trustee to holders of the 2012 Debentures in accordance with the terms of the indentures under which the 2012 Debentures were issued. This Current Report on Form 8-K does not constitute a notice of redemption of the 2012 Debentures.

Reference is made to the press release of the Company relating to the announcement of the redemption. The press release was issued on August 10, 2017, a copy of which is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits:

Exhibit
No.         Description

4.1
Subordinated Indenture dated June 1, 1994 between Protective Life Corporation and AmSouth Bank N.A., as trustee (incorporated by reference to Exhibit 4(h) to Protective Life Corporation’s Current Report on Form  8-K filed with the SEC on June 17, 1994).

4.2
Supplemental Indenture No. 11, dated as of August 10, 2017, between Protective Life Corporation and The Bank of New York Mellon Trust Company, N.A., as successor Trustee, supplementing the Subordinated Indenture dated June 1, 1994.

4.3	Form of 5.350% Subordinated Debenture due 2052 (included in Exhibit 4.2).

99.1         Press Release issued by Protective Life Corporation, dated August 10, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PROTECTIVE LIFE CORPORATION

/s/ Paul R. Wells
Paul R. Wells
Senior Vice President, Chief Accounting Officer and Controller

Dated: August 10, 2017